                                                            EXHIBITS 5 AND 23.1

                                   MOSS & BARNETT
                             A Professional Association
                                4800 Norwest Center
                              90 South Seventh Street
                         Minneapolis, Minnesota 55402-4129
                              Telephone (612) 347-0300
                              Facsimile (612) 339-6686




                                   April 6, 1998



Board of Directors
HEI, Inc.
PO Box 5000
1495 Steiger Lake Lane
Victoria, Minnesota  55386

     Re: Registration Statement on Form S-8 relating to 800,000 Additional Shares of Common Stock To Be Issued Pursuant to HEI, Inc. 1989 Omnibus Stock Compensation Plan
          Our File No.:  50,356.8

Gentlemen:

     This opinion is given in connection with the filing by HEI, Inc. (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to 800,000 shares of the Registrant's Common Stock, $.05 par value (the "Shares"), that may be issued in connection with the granting of awards under the Registrant's 1989 Omnibus Stock Compensation Plan (the "Plan"). The shares are in addition to the 300,000 shares registered pursuant to Registration Statement on Form S-8 (SEC No. 33-33322) filed on February 2, 1990 and 900,000 shares registered pursuant to Registration Statement on Form S-8 (SEC No. 33-46928) filed on April 1, 1992.

Board of Directors
Page 2


     We have acted as counsel for the Registrant in connection with the filing of the Registration Statement. In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of all corporate instruments and have made such inquiries of officers and representatives of the Registrant as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original of documents submitted to us as certified or photostatic copies. As to questions of fact material to such opinion that we have not independently established, we have relied upon representations or certificates of officers and directors of the Registrant.

     Based upon the foregoing, we are of the following opinion:

     1. The Registrant has been duly incorporated and is validly existing as a corporation under the laws of the State of Minnesota.

     2. The Shares to be issued under the Plan have been duly authorized and when issued and delivered as contemplated under the Plan will be validly issued and outstanding, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of this opinion as an exhibit to applications to the securities commissioners of various states of the United States for registration therein of various aggregate amounts of the Shares.

                                        Very truly yours,

                                        MOSS & BARNETT
                                        A Professional Association


                                        Deanne M. Greco

DMG/m